As filed with the Securities and Exchange Commission on October 15, 1997.
                                                       Registration No._________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                            MECKLERMEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

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     DELAWARE                                           06-1385519
     (State or other jurisdiction                       (I.R.S. Employer
     of incorporation)                                  Identification Number)
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     20 KETCHUM STREET
     WESTPORT, CONNECTICUT                              06880
     (Address of principal executive office)            (Zip Code)
--------------------------------------------------------------------------------

                MECKLERMEDIA CORPORATION 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


-------------------------------------------------------------------------------

ALAN M. MECKLER                          WITH A COPY TO:  WAYNE A. MARTINO, ESQ.
MECKLERMEDIA CORPORATION                                  BRENNER, SALTZMAN & WALLMAN
20 KETCHUM STREET                                         271 WHITNEY AVENUE
WESTPORT, CONNECTICUT 06880                               NEW HAVEN, CONNECTICUT 06511
(NAME AND ADDRESS OF AGENT FOR SERVICE)                   (203) 772-2600
(203) 226-6967
(TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE)


                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                               PROPOSED            PROPOSED
                                               MAXIMUM             MAXIMUM
TITLE OF SECURITIES     AMOUNT                OFFERING PRICE      AGGREGATE          AMOUNT OF
TO BE REGISTERED        TO BE REGISTERED      PER UNIT            OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $.01
PER SHARE                 400,000           $21.09375(1)        $8,437,500            $2556.82(2)
------------------------------------------------------------------------------------------------------

(1) Estimated solely for purpose of calculating the registration fee on the basis of the high and low prices of the Common Stock as reported on NASDAQ National Market System on October 10, 1997.

(2) Determined pursuant to Rule 457. Pursuant to Rule 429, 400,000 shares of Common Stock previously registered on Form S-8, file number 33-91988 are being carried forward and a filing fee of $1,133.79 relating to such Common Stock was paid in connection with the earlier Registration Statement

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                                  Page 1 of 7
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

In accordance with Rule 429, the prospectus contained in this Registration Statement also relates to the Common Stock registered on Registration Statement on Form S-8, file number 33-91988.

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


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities
-------------------------------------

     This Registration Statement is being filed to register additional securities of the same class as those for which Registration Statement on Form S-8, file number 33-91988, relating to the Mecklermedia 1995 Stock Option Plan is effective.

     The contents of Registration Statement on Form S-8, file number 33-91988, are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The validity of the issuance of the shares covered by this Registration Statement has been passed upon by the firm of Brenner, Saltzman & Wallman (a partnership including professional corporations) of New Haven, Connecticut. Wayne A. Martino is a principal of Brenner, Saltzman & Wallman. Mr. Martino has been a director of the Registrant since December 1993. As of the date of the filing of this Registration Statement, Mr. Martino beneficially owns 4,000 shares of Common Stock and has options to acquire an additional 32,000 shares.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on October 15, 1997

                                             MECKLERMEDIA  CORPORATION


                                             By: ____________________________
                                                 Alan M. Meckler
                                                 Chairman of the Board
                                                 Chief Executive Officer
                                                 and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                        DATE

_____________________     Director, Chairman and Chief         October 15, 1997
Alan M. Meckler           Executive Officer

_____________________     Director, Executive Vice President,  October 15, 1997
Christopher S. Cardell    Chief Operating Officer and Chief
                          Financial Officer

_____________________     Director                             October 15, 1997
Wayne A. Martino

_____________________     Director                             October 15, 1997
Michael J. Davies

_____________________     Director                             October 15, 1997
Walter H. Lippincott



_____________________      Director                            October 15, 1997
Gilbert F. Bach


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

                                 EXHIBIT INDEX

Regulation S-K
Uniform Exhibit Number          Title               Page Number

Exhibit 5                 Opinion of Counsel            6

Exhibit 23                Auditors' Consent             7

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